EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 18, 2020 relating to the financial statements which appeared in Lithium Corporation’s Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

/s/ M&K CPA’s, PLLC

Houston, TX

February 25, 2021